   As filed with the Securities and Exchange Commission on February 22, 1996

                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
            -------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

           DELAWARE                                33-0041789
--------------------------------              -------------------
(State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)             Identification No.)

                      4710 BELLAIRE BOULEVARD, SUITE 301
                             BELLAIRE, TEXAS 77401
             -----------------------------------------------------
             (Address of principal executive offices)  (Zip Code)


                      STOCK COMPENSATION PLAN PURSUANT TO
                  CONSULTING AGREEMENT DATED DECEMBER 1, 1995
             BY AND BETWEEN CORPORATE INVESTOR RELATIONS, INC. AND
                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                    ---------------------------------------
                           (Full title of the plan)

                  TIM B. TARRILLION, CHIEF EXECUTIVE OFFICER
                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                            4710 BELLAIRE BOULEVARD
                             BELLAIRE, TEXAS 77401
                   ----------------------------------------
                    (Name and address of agent for service)

                                (713) 662-2699
        ---------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]



--------------------------------------------------------------------------------

                      CALCULATION OF REGISTRATION FEE (1)

===============================================================


                             Proposed    Proposed
Title of                     maximum     maximum
securities      Amount to   offering    aggregate   Amount of
  to be            be       price per   offering    registra-
registered     registered     share       price     tion fee
---------------------------------------------------------------
Common             250,000      $.80      $200,000     $ 58.00
Stock
issuable
in lieu of
cash
compensa-
tion under
Consulting
Agreement

Common             400,000      $ 1.00    $400,000     $116.00
Stock
issuable
upon
exercise
of options
under
Consulting
Agreement

Common             100,000      $ 1.75    $175,000     $ 50.75
Stock
issuable
upon
exercise
of options
under
Consulting
Agreement                                              Total:
                                                       $224.75
===============================================================

     (1) Calculated in accordance with Rule 457(h)(1).

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant incorporates the following documents by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

     (b) The Registrant's Current Report on Form 8-K filed on March 22, 1995, as amended by Form 8-K/A filed on May 19, 1995.

     (c) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1995.

     (d) The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1995.

     (e) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1995.

     (f) The Registrant's Current Report on Form 8-K filed on January 12, 1996, as amended by Form 8-K/A filed on January 31, 1996.

     (g) All other documents filed by Registrant subsequent to the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IX of the Restated Certificate of Incorporation states that directors of the registrant shall not be liable for monetary damages for breach of fiduciary duty "to the full extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended." The registrant is also empowered by Section 102(b) of the Delaware General Corporation Law to include a provision in the Certificate of Incorporation which would limit a director's liability to the registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director.
Article VIII of the Certificate of Incorporation provides such a limitation. As Delaware law now exists, directors will remain liable for damages for (i) breach of their duty or loyalty to the registrant and its stockholders; (ii) their failure to act in good faith; (iii) their intentional misconduct or knowing violation of law; (iv) improper dividend payments, stock repurchases or redemptions; and (v) any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.


     5         Opinion and Consent of Clark, Ladner, Fortenbaugh & Young.

     10 Consulting Agreement dated December 1, 1995 by and between Corporate Investor Relations, Inc. and North American Technologies Group, Inc.

     23.1      Consent of Clark, Ladner, Fortenbaugh & Young (included in
               Exhibit 5)

     23.2      Consent of BDO Seidman, LLP, Independent Certified Public
               Accountants

     23.3      Consent of Ernst & Young, LLP, Independent Auditors

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 21, 1996.

                                    NORTH AMERICAN TECHNOLOGIES
                                       GROUP, INC.


                                        /s/ Tim B. Tarrillion
                                    By: ______________________________
                                        Tim B. Tarrillion
                                        Chief Executive Officer
                                          and Director

                                        /s/ Judith Knight Shields
                                    By: ______________________________
                                        Judith Knight Shields
                                        Senior Vice President-Finance,
                                        Chief Financial Officer and
                                        Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                        Title                 Date
-------------------    -------------------------  --------------
/s/ Tim B. Tarrillion
_____________________  Chief Executive Officer,   February 21, 1996
Tim B. Tarrillion      President and Director

/s/ Donovan W. Boyd
_____________________  Senior Vice President,     February 21, 1996
Donovan W. Boyd        Chief Operating Officer
                       and Director

/s/ David M. Daniels
_____________________  Executive Vice President,  February 21, 1996
David M. Daniels       Secretary and Director

                                 EXHIBIT INDEX


     5         Opinion and Consent of Clark, Ladner, Fortenbaugh & Young

     10 Consulting Agreement dated December 1, 1995 by and between Corporate Investor Relations, Inc. and North American Technologies Group, Inc.

     23.1      Consent of Clark, Ladner, Fortenbaugh & Young (included in
               Exhibit 5)

     23.2      Consent of BDO Seidman, LLP, Independent Certified Public
               Accountants

     23.3      Consent of Ernst & Young LLP, Independent Auditors